UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37666	47-4668380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On February 15, 2017, the Board of Directors (the “Board”) of Pinnacle Entertainment, Inc. (the “Company”) approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of that date. Specifically, the Board amended the Bylaws as follows: (1) Article II, Section 2 of the Bylaws was amended to permit the positions of the Chairman of the Board and the Chief Executive Officer to be held by the same individual; and (2) Article V, Section 1 of the Bylaws was amended to permit any two officers of the corporation to execute stock certificates on behalf of the Company. In addition, the Board approved and adopted amendments to the Company’s Corporate Governance Guidelines to provide that decisions regarding whether to combine or separate the Chairman of the Board and Chief Executive Officer positions should be made in the context of creating long-term stockholder value and that, when the positions of the Chairman of the Board and the Chief Executive Officer are held by the same individual, the Board shall select a Lead Independent Director from among its members.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws as of February 15, 2017, which are attached hereto as Exhibit 3.1. The foregoing summary of the Corporate Governance Guidelines Amendments is qualified in its entirety by reference to the Corporate Governance Guidelines, as amended, which are available on the Company’s Investor Relations website at http://investors.pnkinc.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of Pinnacle Entertainment, Inc. as of February 15, 2017.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: February 17, 2017	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of Pinnacle Entertainment, Inc. as of February 15, 2017.